EXHIBIT 99.2

WRITTEN STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the quarterly report of NB Capital Corporation (the “Company”), for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on Form 10-Q on the date hereof (the “Report”), I, Jean Dagenais, Chief Financial Officer of the Company, certify that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jean Dagenais Jean Dagenais Chief Financial Officer

Dated: May 15, 2003